UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8 th  Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the “Amendment”) amends the Current Report for eMagin Corporation, filed on Form 8-K, as initially filed with the Securities and Exchange Commission on May 19, 2008 (the ‘‘Original Report’’).  The purpose of this Amendment is to replace the Employment Agreement between the Company and Andrew J. Sculley, with the Employment Agreement between the Company and Andrew J. Sculley filed as Exhibit 10.1 to this Amendment.  The Original Report was filed as Exhibit 10.11 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2008 and discussed on the Current Report on Form 8-K filed with the SEC on May 19, 2008.

This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 5.02.  Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

As previously reported, on May 13, 2008, eMagin Corporation (the Company”) and Andrew Sculley, Jr. executed an executive employment agreement dated May 13, 2008 (the “Employment Agreement”), pursuant to which Mr. Sculley will serve as the Company’s Chief Executive Officer and President, effective June 1, 2008.  Pursuant to the Employment Agreement, Mr. Sculley will be paid a salary of $300,000.  The salary will increase to $310,000, per annum, after six months and to $320,000 per annum at the end of the first year.   If Mr. Sculley voluntarily terminates his employment with the Company, other than for Good Reason as defined in the Employment Agreement, he shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination.  The Company may terminate Mr. Sculley’s employment with or without cause.  If the Company terminates without cause, Mr. Sculley will be entitled to, at the Company’s sole discretion, either (i) monthly salary payments for twelve (12) months, based on his monthly rate of base salary at the date of such termination, or (ii) a lump-sum payment of his salary for such 12 month period, based on his monthly rate of base salary at the date of such termination. Mr. Sculley shall also be entitled to receive (i) payment for accrued and unpaid vacation pay and (ii) all bonuses that have accrued during the term of the Employment Agreement, but not been paid.

From 2004 to 2008 Mr. Sculley served as the General Manager of Kodak’s OLED Systems Business Unit and Vice President of Kodak’s Display Business, where he forged a number of alliances with flat panel display manufacturers. From 2001 to 2004, he was the CFO of Kodak’s Display Business. From 2003 to 2006, he served on the Board of Directors of SK Display, a joint venture between Sanyo and Kodak to manufacture active matrix OLED displays. SK Display was the first company to commercialize an active matrix display for a mobile device. From 1996 to 2001 Mr. Sculley served on as the Manager of Operations, CFO and member of the Board of Directors of Kodak Japan Ltd., where he managed Distribution, Information Technologies, Legal, Purchasing and Finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company.  Mr. Sculley holds an MBA from Carnegie-Mellon University and an MS in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached as an exhibit to this Amendment.

As previously reported, on June 1, 2008, Adm. Thomas Paulsen resigned from his position as Interim Chief Executive Officer of the Company.  Admiral Paulsen will continue to serve as the Company’s Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of May 13, 2008, by and between the Company and Andrew Sculley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: August 18, 2008	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Interim Chief Financial Officer

Exhibit List

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of May 13, 2008, by and between the Company and Andrew Sculley, Jr.

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